CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of T. Rowe Price International Funds, Inc. of our reports dated February 14, 2020 and July 17, 2020, relating to the financial statements and financial highlights, which appear in T. Rowe Price Emerging Europe Fund, T. Rowe Price European Stock Fund, T. Rowe Price International Discovery Fund, T. Rowe Price Africa & Middle East Fund, T. Rowe Price New Asia Fund, T. Rowe Price Emerging Markets Local Currency Bond Fund, T. Rowe Price Japan Fund, and T. Rowe Price Latin America Fund’s (eight of the funds constituting T. Rowe Price International Funds, Inc.) Annual Reports on Form N-CSR for the years ended December 31, 2019 and May 31, 2020. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm”, and “Fund Service Providers” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Baltimore, Maryland
December 11, 2020